Exhibit 99.1
March 3, 2026
Strata Critical Medical Announces Fourth Quarter 2025 Results
•Revenue increased 83.5% year-over-year to $66.8 million in Q4 2025
•Logistics revenue and gross profit grew 35.3% and 39.5% year-over-year, respectively, in Q4 2025, which represents Strata's organic growth
•Full year 2025 net loss from continuing operations was $20.1 million
•Full year 2025 revenue and Adjusted EBITDA(1) of $197.1 million and $14.1 million, respectively, both beat the high end of our guidance range
•Raising full year 2026 revenue guidance to between $260 and $275 million and Adjusted EBITDA guidance to between $29 and $33 million(2)

NEW YORK — (March 3, 2026) — Strata Critical Medical, Inc. (Nasdaq: SRTA, "Strata" or the "Company"), today announced financial results for the fourth quarter ended December 31, 2025. Financial results in this release, including all comparisons to prior year periods, reflect continuing operations only. The results of the divested Passenger business have been reclassified as discontinued operations in all periods. Beginning with the fourth quarter of 2025, following the acquisition and integration of Keystone, Strata operates across two segments: Logistics and Clinical and reports segment gross profit.

GAAP FINANCIAL RESULTS
(in thousands except percentages, unaudited)

Three Months Ended December 31,	Year Ended December 31,
2025	2024	% Change	2025	2024	% Change
Revenue:
Logistics	$49,230	$36,388	35.3%	$176,793	$146,817	20.4%

Transplant Clinical	7,765	—	100.0%	8,964	—	100.0%
Other Clinical	9,792	—	100.0%	11,384	—	100.0%
Total Clinical	17,557	—	20,348	—
Total revenue	$66,787	$36,388	83.5%	$197,141	$146,817	34.3%

Gross profit:
Logistics	10,579	7,585	39.5%	36,631	29,589	23.8%
Clinical	3,833	—	NM(3)	4,495	—	NM(3)
Total gross profit	$14,412	$7,585	90.0%	$41,126	$29,589	39.0%

Gross margin	21.6%	20.8%	80	bps	20.9%	20.2%	70	bps

Selling, general and administrative	19,341	13,167	46.9%	60,875	50,856	19.7%
Amortization of intangible assets	1,476	322	358.4%	2,604	1,258	107.0%
Total operating expenses	$20,817	$13,489	54.3%	$63,479	$52,114	21.8%
Operating loss from continuing operations	$(6,405)	$(5,904)	8.5%	$(22,353)	$(22,525)	(0.8)%

Net loss from continuing operations	$(5,388)	$(7,430)	(27.5)%	$(20,066)	$(16,161)	24.2%

(1) See "Use of Non-GAAP Financial Information" and "Key Metrics and Non-GAAP Financial Information" sections attached to this release for an explanation of Non-GAAP measures used and reconciliations to the most directly comparable GAAP financial measure.
(2) We have not reconciled the forward-looking Adjusted EBITDA guidance included above to the most directly comparable GAAP measure because this cannot be done without unreasonable effort due to the variability and low visibility with respect to certain costs, the most significant of which are incentive compensation (including stock-based compensation), transaction-related expenses, certain fair value measurements, which are potential adjustments to future earnings. We expect the variability of these items to have a potentially unpredictable, and a potentially significant, impact on our future GAAP financial results.
(3) Not meaningful.

NON-GAAP(1) FINANCIAL RESULTS
(in thousands except percentages, unaudited)

Three Months Ended December 31,	Year Ended December 31,
2025	2024	% Change	2025	2024	% Change
Revenue:
Logistics	49,230	36,388	35.3%	176,793	146,817	20.4%

Transplant Clinical	7,765	—	100.0%	8,964	—	100.0%
Other Clinical	9,792	—	100.0%	11,384	—	100.0%
Total Clinical	17,557	—	20,348	—
Total revenue	66,787	36,388	83.5%	197,141	146,817	34.3%

Gross profit:
Logistics (3)	10,579	7,585	39.5%	36,631	29,589	23.8%
Clinical (4)	3,833	—	NM(2)	4,495	—	NM(2)
Total gross profit	14,412	7,585	90.0%	41,126	29,589	39.0%

Gross margin:
Logistics	21.5%	20.8%	70	bps	20.7%	20.2%	50	bps
Clinical	21.8%	—%	NM(2)	22.1%	—	NM(2)
Total gross margin	21.6%	20.8%	80	bps	20.9%	20.2%	70	bps

Adjusted SG&A	8,922	7,151	24.8%	31,173	27,511	13.3%
Adjusted SG&A as a percentage of revenue	13.4%	19.7%	15.8%	18.7%

Adjusted EBITDA	6,955	1,075	547.0%	14,051	3,752	274.5%
Adjusted EBITDA as a percentage of revenue	10.4%	3.0%	7.1%	2.6%
(1) See "Use of Non-GAAP Financial Information" and "Key Metrics and Non-GAAP Financial Information" sections attached to this release for an explanation of Non-GAAP measures used and reconciliations to the most directly comparable GAAP financial measure.
(2) Not meaningful.
(3) Net of depreciation expense of $1,091 and $641 for the three months ended December 31, 2025 and 2024, respectively, and $3,664 and $1,674 for the years ended December 31, 2025 and 2024, respectively.
(4) Net of depreciation expense of $374 for the three months ended December 31, 2025 and $434 for the year ended December 31, 2025.

"We continue to demonstrate our ability to achieve and exceed the ambitious goals we set for ourselves, both for organic growth, which at 35.3% this quarter was significantly ahead of our targets, as well as for our M&A platform," said Will Heyburn, Co-CEO and CFO. "We’re seeing smaller competitors proactively reach out, hoping to join forces which serves to enhance our already strong acquisition pipeline. At the same time, we are working diligently towards closing multiple opportunities currently under exclusivity that are operating directly in our core competency areas and are actionable at mid-single digit multiples of Adjusted EBITDA."

Heyburn added, "We expect that our successful continued execution on these acquisition opportunities will significantly accelerate our growth trajectory, enabling us to maintain an average annualized Adjusted EBITDA growth rate of at least 30% over the coming years."

"We are set up for success in the evolving regulatory environment with a customer base over-indexed to high performing transplant centers and Organ Procurement Organizations that are being held up as the gold standard under new and proposed regulations, which are prioritizing efficiency and better utilization of medically complex organs, particularly those resulting from Donation after Circulatory Death, or DCD" said Melissa Tomkiel, Co-CEO and General Counsel. "In the past quarter, these regulations directly resulted in new business for us when an underperforming OPO was absorbed by one of our existing customers, while we continue to see growing interest from new customers given our reputation as a leader in the recovery and transportation of all organ types and our unique expertise in DCD recovery."

Tomkiel added, "Our acquisition of Keystone continues to bear fruit across the organization with more than 40% of our sequential Logistics revenue growth in Q4 generated from Keystone's legacy customers, demonstrating the value of our integrated, one-call offering."

The Company also announced that Dr. Scott Silvestry has assumed an expanded role as Chief Medical Officer of Strata, where he will oversee the delivery of consistent clinical excellence throughout the organization.

“We are at a pivotal moment in transplantation,” said Dr. Silvestry. “New technologies and supportive regulatory frameworks are driving a significant increase in transplant volumes while steadily reducing the number of patients on waitlists. With our unwavering commitment to clinical excellence, collaborative partnership model, extensive regional network of organ recovery hubs and logistics bases, and advanced NRP offerings, Strata is exceptionally well positioned to cost-effectively advance the transplant community’s shared mission.”

Fourth Quarter Ended December 31, 2025 Financial Highlights
▪Total revenue increased 83.5% to $66.8 million in the current quarter versus $36.4 million in the prior year period.
▪Logistics revenue, which represents the Company's organic revenue growth excluding Keystone, increased 35.3% to $49.2 million in the current quarter versus $36.4 million in the prior year period driven by new and existing customers as well as a higher logistics attachment rate for Transplant Clinical cases.
▪Clinical revenue was $17.6 million in the current quarter versus $2.8 million in Q3 2025, reflecting the mid-September 2025 close of the Keystone acquisition. Compared to historical unaudited financial results in prior periods before the Keystone acquisition closed, Clinical revenue grew strongly in the mid double digits year-over-year and mid single digits quarter-over-quarter.
▪Transplant Clinical revenue was $7.8 million in Q4 2025 versus $1.2 million in Q3 2025.
▪Other Clinical revenue was $9.8 million in Q4 2025 versus $1.6 million in Q3 2025.

▪Gross profit increased 90.0% to $14.4 million in Q4 2025 versus $7.6 million in the prior year period. Gross margin increased approximately 80 basis points year-over-year to 21.6% versus 20.8% in the prior year period driven by higher logistics gross margins and a positive mix impact from the Keystone acquisition.
▪Logistics gross profit, which represents the Company's organic growth excluding Keystone, increased 39.5% to $10.6 million in Q4 2025 versus $7.6 million in the prior year period driven by strong revenue growth and an approximate 70 basis points increase in gross margin to 21.5% versus 20.8% in the year ago period.
▪Net loss from continuing operations decreased by $2.0 million year-over-year to $(5.4) million versus $(7.4) million in the prior year period.
▪Adjusted EBITDA(1) increased by $5.9 million year-over-year to $7.0 million in the current quarter versus $1.1 million in the prior year period.
▪Operating cash flow was $(8.3) million in Q4 2025. The $15.3 million difference between Adjusted EBITDA and operating cash flow was driven by $9.6 million of non-recurring items including a legacy legal settlement, residual transaction costs and other non-recurring items along with an approximate $5.7 million increase in working capital.
▪Capital expenditures of $2.0 million were driven primarily by aircraft maintenance and the purchase of ground logistics vehicles.
▪Free Cash Flow from continuing operations, before aircraft and engine acquisitions was $(8.7) million Q4 2025.
▪Ended FY 2025 with $61.2 million in cash and short term investments.

Business Highlights and Recent Updates
▪Acquired one additional aircraft in early 2026 to support customer wins in new geographies, which are expected to launch mid-year.
▪Actions taken to build-out an abdominal organ recovery platform with the hiring of a Surgical Director for Abdominal Organ Recovery along with key operational hires to support the expansion of our organ recovery platform.
▪Closed $30 million asset-backed credit facility with JP Morgan, supporting our ability to execute on our M&A pipeline. The facility is attractively priced, is undrawn and can be increased to $50 million subject to certain conditions.

Financial Outlook
Today, we are raising our 2026 revenue and Adjusted EBITDA guidance:
▪Revenue of $260-275 million (previously: $255-270 million)
▪Adjusted EBITDA(1) of $29-33 million (previously: $28-32 million)
▪Free cash flow, before aircraft and engine acquisitions of $15-22 million

(1) We have not reconciled the forward-looking Adjusted EBITDA guidance included above to the most directly comparable GAAP measure because this cannot be done without unreasonable effort due to the variability and low visibility with respect to certain costs, the most significant of which are incentive compensation (including stock-based compensation), transaction-related expenses, certain fair value measurements, which are potential adjustments to future earnings. We expect the variability of these items to have a potentially unpredictable, and a potentially significant, impact on our future GAAP financial results.

Conference Call
The Company will conduct a conference call starting at 8:00 a.m. ET on March 3, 2026 to discuss the results for the fourth quarter and year ended December 31, 2025.
A live audio-only webcast of the call may be accessed from the Investor Relations section of the Company’s website at https://ir.stratacritical.com/. An archived replay of the call will be available on the Investor Relations section of the Company's website for one year.

Use of Non-GAAP Financial Information

Strata believes that the non-GAAP measures discussed below, viewed in addition to and not in lieu of our reported U.S. generally accepted accounting principles ("GAAP") results, provide useful information to investors by providing a more focused measure of operating results, enhance the overall understanding of past financial performance and future prospects, and allow for greater transparency with respect to key metrics used by management in its financial and operational decision making. The non-GAAP measures presented herein may not be comparable to similarly titled measures presented by other companies. Adjusted EBITDA, Adjusted SG&A, Free Cash Flow, and Free Cash Flow from continuing operations and before aircraft and engines acquisitions. Those measures have been reconciled to the nearest GAAP measure in the tables within this press release.

Adjusted EBITDA – Strata reports Adjusted EBITDA, which is a non-GAAP financial measure. Strata defines Adjusted EBITDA as net loss adjusted to exclude depreciation and amortization, stock-based compensation, change in fair value of warrant liabilities and other assets and liabilities, interest income and expense, income tax, realized gains and losses on short-term investments, impairment of intangible assets or property and equipment and certain other non-recurring items that management does not believe are indicative of ongoing Company operating performance and would impact the comparability of results between periods.

Adjusted SG&A – Strata defines Adjusted selling, general and administrative ("SG&A") expenses as SG&A adjusted to exclude depreciation, stock-based compensation, impairment of property and equipment, other non-cash items and certain other non-recurring items that management does not believe are indicative of the Company's ongoing operating performance that could affect the comparability of results between periods.

Free Cash Flow, Free Cash Flow from continuing operations, and Free Cash Flow from continuing operations before aircraft and engines acquisitions – Strata defines Free Cash Flow as net cash provided by / (used in) operating activities less capital expenditures and capitalized software development costs (net of proceeds from disposals). Free Cash Flow from continuing operations is defined as Free Cash Flow excluding transaction costs associated with the Passenger business sale. Free Cash Flow from continuing operations before aircraft and engines acquisitions is defined as Free Cash Flow from continuing operations excluding cash outflows related to aircraft and engines acquisitions. Strata believes these measures provide valuable insights into the Company's cash-generating capacity. In particular, Free Cash Flow from continuing operations before aircraft and engines acquisitions highlights the cash generated by Strata's continuing operations prior to the impact of aircraft and engines acquisitions, which are discretionary and strategic in nature.

Financial Results

STRATA CRITICAL MEDICAL, INC.
Condensed Consolidated Balance Sheets
(in thousands, except share data, unaudited)

	December 31, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$30,968	$16,072
Restricted cash	264	263
Accounts receivable, net of allowance of $1,066 and $— at December 31, 2025 and December 31, 2024, respectively	39,958	19,822
Short-term investments	30,263	108,757
Prepaid expenses and other current assets	24,739	4,676
Current assets of discontinued operations	—	11,152
Total current assets	126,192	160,742

Non-current assets:
Property and equipment, net	36,444	28,465
Intangible assets, net	47,502	7,964
Goodwill	88,210	15,540
Operating right-of-use asset	3,107	2,831
Other non-current assets	24,017	118
Non current assets of discontinued operations	—	41,015
Total assets	$325,472	$256,675

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable and accrued expenses	$19,142	$9,220
Operating lease liability, current	652	682
Current liabilities of discontinued operations	—	12,824
Total current liabilities	19,794	22,726

Non-current liabilities:
Warrant liability	1,530	5,808
Operating lease liability, long-term	2,655	2,336
Deferred tax liability	348	—
Other non-current liabilities	22,073	—
Non-current liabilities of discontinued operations	—	3,867
Total liabilities	46,400	34,737

Stockholders' Equity
Preferred stock, $0.0001 par value, 2,000,000 shares authorized; no shares issued and outstanding at December 31, 2025 and December 31, 2024, respectively	—	—
Common stock, $0.0001 par value; 400,000,000 authorized; 86,702,183 and 79,419,028 shares issued at December 31, 2025 and December 31, 2024, respectively	7	7
Additional paid in capital	424,616	407,076
Accumulated other comprehensive income	—	1,753
Accumulated deficit	(145,551)	(186,898)
Total stockholders' equity	279,072	221,938
Total liabilities and stockholders' equity	$325,472	$256,675

STRATA CRITICAL MEDICAL, INC.
Condensed Consolidated Statements of Operations
(in thousands, except share data, unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Revenue	$66,787	$36,388	$197,141	$146,817
Cost of revenue	52,375	28,803	156,015	117,228
Gross profit	14,412	7,585	41,126	29,589

Operating expenses
Selling, general and administrative	19,341	13,167	60,875	50,856
Amortization of intangible assets	1,476	322	2,604	1,258
Total operating expenses	20,817	13,489	63,479	52,114

Operating loss from continuing operations	(6,405)	(5,904)	(22,353)	(22,525)

Other non-operating income
Interest income	638	1,590	4,241	7,214
Change in fair value of warrant liabilities	1,416	(3,116)	4,278	(850)
Change in fair value of assets and other liabilities	(1,037)	—	(1,037)	—
Realized loss from sales of short-term investments	—	—	(5,195)	—
Total other non-operating income	1,017	(1,526)	2,287	6,364

Loss from continuing operations before income taxes	(5,388)	(7,430)	(20,066)	(16,161)
Income tax expense from continuing operations	—	—	—	—
Net loss from continuing operations	(5,388)	(7,430)	(20,066)	(16,161)
Net income (loss) from discontinued operations	(3,445)	(2,363)	61,413	(11,146)
Net income (loss)	$(8,833)	$(9,793)	$41,347	$(27,307)

STRATA CRITICAL MEDICAL, INC.
Condensed Consolidated Statements of Cash Flows
(in thousands, unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Cash Flows From Operating Activities:
Net income / (loss)	$(8,833)	$(9,793)	$41,347	$(27,307)
Adjustments to reconcile net income ( loss) to net cash and restricted cash used in operating activities:
Gain on sale of business	3,439	—	(56,996)	—
Depreciation and amortization	3,008	1,530	8,185	5,962
Stock-based compensation	6,586	4,526	17,832	19,893
Change in fair value of warrant liabilities	(1,416)	3,116	(4,278)	850
Change in fair value of other assets and liabilities	1,037	—	1,037	—
Excess of lease liability over operating right-of-use assets	—	—	—	(123)
Transaction costs paid related to sale of business	(1,417)		(7,381)	—
Gain on lease modification	—	(547)	—	(622)
Acquisition consideration allocated to seller transaction expenses	—		(44,339)	—
Impairment of intangible assets	—	—	—	5,759
Impairment of property and equipment	1,673	—	1,673	—
Realized loss from sale of short-term investments	—	—	5,195	—
Realized foreign exchange gain	—	—	(798)	—
Accretion of interest income on held-to-maturity securities	(482)	(870)	(2,214)	(3,990)
Deferred tax expense (benefit)	(126)	(105)	432	(255)
Other	83	161	471	323
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	(2,462)	(1,960)	(1,686)	6,352
Accounts receivable	(3,483)	2,613	(12,034)	(998)
Other non-current assets	—	(562)	666	(70)
Operating right-of-use assets/lease liabilities	2	83	(88)	164
Accounts payable and accrued expenses	(6,017)	(2)	2,378	(8,338)
Deferred revenue	101	58	1,684	(119)
Net cash used in operating activities (includes discontinued operations)	(8,307)	(1,752)	(48,914)	(2,519)

Cash Flows From Investing Activities:
Acquisitions, net of cash acquired	(1,361)	—	(66,535)	(2,230)
Cash transfer from sale of business	(1,569)		(2,810)	—
Capitalized software development costs	(157)	(459)	(1,415)	(2,119)
Purchase of property and equipment, net of proceeds from disposal	(1,848)	(4,576)	(9,595)	(30,862)
Purchase of held-to-maturity investments	—	(489)	(146,258)	(143,255)
Proceeds from maturities of held-to-maturity investments	23,200	9,500	226,200	177,450
Proceeds from sale of short-term investments	—	—	70,163	—
Net cash (used in) / provided by investing activities (includes discontinued operations)	18,265	3,976	69,750	(1,016)
	—	—
Cash Flows From Financing Activities:
Proceeds from the exercise of common stock options	54	44	193	168
Taxes paid related to net share settlement of equity awards	(1,796)	(3,918)	(9,105)	(5,683)
Repurchase and retirement of common stock	—	—	—	(244)
Net cash used in financing activities (includes discontinued operations)	(1,742)	(3,874)	(8,912)	(5,759)

Effect of foreign exchange rate changes on cash balances	—	(109)	(339)	(80)
Net increase (decrease) in cash and cash equivalents and restricted cash	8,216	(1,759)	11,585	(9,374)
Cash and cash equivalents and restricted cash - beginning	23,016	21,406	19,647	29,021
Cash and cash equivalents and restricted cash - ending	$31,232	$19,647	$31,232	$19,647

Reconciliation to condensed consolidated balance sheets (includes discontinued operations)
Cash and cash equivalents	$30,968	$18,378	$30,968	$18,378
Restricted cash	264	1,269	264	1,269
Total cash and cash equivalents and restricted cash	$31,232	$19,647	$31,232	$19,647

STRATA CRITICAL MEDICAL, INC.
Condensed Consolidated Statements of Cash Flows (Continued)
(in thousands, unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Supplemental cash flow information
Cash paid for:
Income Taxes paid	$64	$—	$87	$—
Non-cash investing and financing activities:
Common stock received for sale of business	$—		$75,357	$—
Contingent consideration and indemnity holdback receivable from sale of business in prepaids and other current assets and other non-current assets, respectively	167		36,400	—
New leases under ASC 842 entered into during the period	—	(139)	1,597	8,406
Contingent consideration in accounts payable and accrued expenses and other non-current liabilities	(143)		9,072	—
Common stock issued for acquisition	—		8,414	—
Purchases of property and equipment and capitalized software in accounts payable and accrued expenses	(390)	(3,104)	128	375
Modification of existing right-of-use assets ("ROU") and lease liability	—	12,684	—	12,684
Derecognition of ROU assets and lease liability	—	—	—	(6,367)
Common stock issued for settlement of earn-out previously in accounts payable and accrued expenses	—	—	—	3,022

Key Metrics and Non-GAAP Financial Information

RECONCILIATION OF TOTAL SG&A TO ADJUSTED SG&A EXPENSE
(in thousands except percentages, unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Total Selling, general and administrative	$19,341	$13,167	$60,875	$50,856
Adjustments to reconcile SG&A to Adjusted SG&A
Subtract:
Depreciation included in SG&A	67	110	198	326
Stock-based compensation	6,586	4,177	16,958	18,471
Legal and regulatory advocacy fees(1)	274	955	6,022	1,382
Impairment of property and equipment	1,655	—	1,655	—
M&A transaction costs and integration of the acquired company(2)	1,069	72	2,237	241
Reorganization and rebranding costs related to the sale of the Passenger business (3)	610	—	610	—
Corporate staff costs included in the sold Passenger business (4)	158	605	2,022	2,386
Other(5)	—	97	—	539
Adjusted SG&A	$8,922	$7,151	$31,173	$27,511
Adjusted SG&A as percentage of Revenue	13.4%	19.7%	15.8%	18.7%
(1) For the three months and year ended December 31, 2025 and 2024, these costs primarily related to the Drulias lawsuit and includes settlement costs and legal fees. The parties entered into a Stipulation of Settlement to fully resolve the matter in December 2025. We consider this matter to be non-recurring and not representative of the legal and regulatory advocacy costs typically incurred in the ordinary course of business.
(2) Consists of M&A transaction costs, including legal fees and professional fees related to financial, legal, and tax due diligence; The three months and year ended December 31, 2025 also include costs of integrating Keystone into a public company environment, including SOX compliance, preparation of standalone audited financial statements and pro forma financial information required for significant acquisitions (as defined by the SEC), enterprise resource planning migration, and software development costs to enhance Keystone’s internally developed software to meet internal control standards.
(3) Consists of costs incurred in the process of decommissioning the Blade brand and introducing the Strata brand, including consultant fees, fleet rebranding, software application costs, as well as accounting fees associated with the carve-out and additional SEC filings required following the sale of the Passenger business.
(4) Represents corporate staff costs related to employees who transferred to Joby Aviation following the sale of the Passenger business on August 29, 2025. This adjustment is intended to enhance period-to-period comparability by excluding from all periods, costs associated with transferred employees whose corporate functions were not replaced. Under U.S. GAAP (ASC 205-20), these costs were required to remain in continuing operations prior to the divestiture because they were not directly attributable to discontinued operations.
(5) Consists of SOX readiness costs of $97 for the three months ended December 31, 2024, and SOX readiness costs of $399 and executive severance costs of $140 for the year ended December 31, 2024.

RECONCILIATION OF NET LOSS FROM CONTINUING OPERATIONS TO ADJUSTED EBITDA
(in thousands except percentages, unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Net loss from continuing operations	$(5,388)	$(7,430)	$(20,066)	$(16,161)
Add (deduct):
Depreciation and amortization	3,008	1,073	6,900	3,258
Stock-based compensation	6,586	4,177	16,958	18,471
Change in fair value of warrant liabilities	(1,416)	3,116	(4,278)	850
Change in fair value of assets and other liabilities	1,037	—	1,037	—
Realized loss from sales of short-term investments (1)	—	—	5,195	—
Interest income	(638)	(1,590)	(4,241)	(7,214)
Legal expense and regulatory advocacy fees(2)	274	955	6,022	1,382
Impairment of property and equipment	1,655	—	1,655	—
M&A transaction costs and integration of the acquired company (3)	1,069	72	2,237	241
Reorganization and rebranding costs related to the sale of the Passenger business(4)	610	—	610	—
Corporate staff costs included in the sold Passenger business (5)	158	605	2,022	2,386
Other(6)	—	97	—	539
Adjusted EBITDA	$6,955	$1,075	$14,051	$3,752
Adjusted EBITDA as a percentage of revenue	10.4%	3.0%	7.1%	2.6%
(1) Consists of realized loss on the sale of securities of Joby Aviation received as consideration in the Passenger business divestiture.
(2) For the three months and year ended December 31, 2025 and 2024, these costs primarily related to the Drulias lawsuit and include settlement costs and legal fees. The parties entered into a Stipulation of Settlement to fully resolve the matter in December 2025. We consider this matter to be non-recurring and not representative of the legal and regulatory advocacy costs typically incurred in the ordinary course of business.
(3) Consists of M&A transaction costs, including legal fees and professional fees related to financial, legal, and tax due diligence. The three months and year ended December 31, 2025 also include costs of integrating Keystone into a public company environment, including SOX compliance, preparation of standalone audited financial statements and pro forma financial information required for significant acquisitions (as defined by the SEC), enterprise resource planning migration, and software development costs to enhance Keystone’s internally developed software to meet internal control standards.
(4) Consists of costs incurred in the process of decommissioning the Blade brand and introducing the Strata brand, including consultant fees, fleet rebranding, software application costs, as well as accounting fees associated with the carve-out and additional SEC filings required following the sale of the Passenger business.
(5) Represents corporate staff costs related to employees who transferred to Joby Aviation following the sale of the Passenger business on August 29, 2025. This adjustment is intended to enhance period-to-period comparability by excluding from all periods, costs associated with transferred employees whose corporate functions were not replaced. Under U.S. GAAP (ASC 205-20), these costs were required to remain in continuing operations prior to the divestiture because they were not directly attributable to discontinued operations.
(6) Consists of SOX readiness costs of $97 for the three months ended December 31, 2024, and SOX readiness costs of $399 and executive severance costs of $140 for the year ended December 31, 2024.

RECONCILIATION OF NET CASH (USED IN) / PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW MEASURES
(in thousands, unaudited)

Three Months Ended December 31,
2025
Net cash used in operating activities	$(8,307)
Capitalized software development costs	(157)
Purchase of property and equipment, net of proceeds from disposal	(1,848)
Free cash flow	$(10,312)
Transaction costs paid related to sale of business	1,417
Free cash flow from continuing operations	$(8,895)
Aircraft and engine acquisition capital expenditures(1)	150
Free cash flow before aircraft and engine acquisitions	$(8,745)
(1) Represents capital expenditures for aircraft and engine acquisitions, excluding capitalized maintenance subsequent to initial acquisition.

About Strata Critical Medical
Strata is a time-critical logistics and medical services provider to the U.S. healthcare industry. We operate one of the nation’s largest air transport and surgical services networks for transplant hospitals and organ procurement organizations, offering an integrated “one call” solution for donor organ recovery.
Strata’s core services include air and ground logistics, surgical organ recovery, organ placement and normothermic regional perfusion for the transplant industry, as well as perfusion staffing and equipment solutions for cardiovascular surgery centers, offered under the Trinity Medical Solutions and Keystone Perfusion brands.

For more information, visit www.srta.com.
Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that are not historical facts and may be identified by the use of words such as "will", “anticipate”, “believe”, “could”, “continue”, “expect", “estimate”, “may”, “plan”, “outlook”, “future”, "target", and “project” and other similar expressions and the negatives of those terms. These statements, which involve risks and uncertainties, are based on forecasts of future results and estimates of amounts not yet determinable and may also relate to Strata’s future prospects, developments and business strategies. In particular, such forward-looking statements include statements concerning the impact and anticipated benefits of the acquisition of Keystone, the impact of such acquisition on Strata’s financial performance, Strata’s future plans and business strategies, financial and operating performance (including the discussion of financial outlook and guidance for 2026 and beyond), acquisition opportunities, results of operations, and industry environment and growth opportunities. These statements are based on management’s current expectations and beliefs, as well as a number of assumptions concerning future events. Actual results may differ materially from the results predicted, and reported results should not be considered as an indication of future performance.
Such forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside Strata’s control, that could cause actual results to differ materially from the results discussed in the forward-looking statements. Factors that could cause actual results to differ materially from those expressed or implied in forward-looking statements include: our continued net losses or failure to achieve or maintain profitability; our ability to realize the anticipated benefits of strategic transactions, including the recently completed divestment of the Passenger business and acquisition and integration of Keystone; any future acquisitions or partnerships; harm to our reputation and brand; negative publicity, litigation, claims or regulatory scrutiny; our ability to provide high-quality customer support and maintain trusted relationships with customers; our reliance on contractual relationships with transplant centers, hospitals, Organ Procurement Organizations and strategic partners; adoption and effective utilization of our integrated clinical and logistics offerings by medical customers; competition; our dependence on the availability and utilization of organ donors and transplant volumes; insufficient reimbursement or funding for organ transport and related services; risks inherent in organ transportation operations; risks associated with ground transportation operations; advancements in preservation technology or alternative transport methods;; aviation safety risks; the effects of climate change, extreme weather events or environmental developments affecting our operations; terrorist attacks, geopolitical conflict or security events affecting aviation or healthcare infrastructure; the volatility in aircraft fuel availability or cost; our ability to obtain additional capital or financing; restrictions under our credit agreement; our ability to manage our growth; insurance market conditions; our dependence on key personnel and our ability to attract and retain qualified professionals; employment-related claims, workforce litigation or labor market challenges; our ability to maintain our company culture as we grow; fluctuations in financial results and the non-comparability of historical financial statements; risks associated with purchasing aircraft or evolving from an asset-light model; risks associated with directly operating aircraft; our reliance on maintaining efficient aircraft utilization to manage costs, operating efficiency and margins; changes in regulatory frameworks; our reliance on third-party aircraft operators; the availability of sufficient third-party aircraft capacity; workforce disruptions, operations interruptions or financial difficulties affecting third-party operators or service workers; risks arising from illegal, improper, or otherwise inappropriate operation of branded aircraft by third-party operators; our reliance on third-party cloud infrastructure, hosting providers and other technology vendors; interruptions, defects, failures or vulnerabilities in our technology systems or those of third-party providers; cybersecurity incidents, data breaches or misuse of artificial intelligence technologies; our ability to protect and enforce intellectual property rights; risks associated with our use of open-source software;; our operations within highly regulated environments; the impact of any litigation or regulatory investigations that we may be subject to; our ability to comply with privacy, data protection, consumer protection and security laws;; the expansion of environmental regulations; our ability to remediate any material weaknesses and maintain effective disclosure controls and procedures; and other factors beyond our control. Additional factors can be found in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, each as filed with the U.S. Securities and Exchange Commission. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect us. You are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made, and Strata undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, changes in expectations, future events or otherwise.

Contacts

Mathew Schneider
investors@srta.com